The portions of this Exhibit for which confidential treatment has been requested are marked by brackets ([ ]). In addition, an asterisk (*) appears in the right hand margin of each paragraph in which confidential information is included.

                           JOINT INVESTMENT AGREEMENT
                                     BETWEEN
                            ORION ASIA PACIFIC CORP.
                                       AND
                                   DACOM CORP.
                            DATED: NOVEMBER 11, 1996

                                TABLE OF CONTENTS



                                                                           PAGE
                                                                         -------
ARTICLE 1. DEFINITIONS ..................................................   1

ARTICLE 2. ACQUISITION OF TRANSPONDER CAPACITY ..........................   4
  2.1. Transponders .....................................................   4
  2.2. Spare Transponders ...............................................   4
  2.3. Launch Failure or Transponder Failure;Replacement Satellite ......   4
  2.4. Successor Satellite ..............................................   4

ARTICLE 3. TESTING ......................................................   5
  3.1. Ground Testing ...................................................   5
  3.2. In-Orbit Testing .................................................   6
  3.3. Conclusion of Tests ..............................................   6
  3.4. Accommodation of DACOM Personnel .................................   6
  3.5. Qualifications of DACOM Personnel ................................   7
  3.6. Schedule .........................................................   7

ARTICLE 4. TERM .........................................................   7
  4.1. Initial Term .....................................................   7
  4.2. Orion's Right at End of Term .....................................   7

ARTICLE 5. PAYMENTS .....................................................   7
  5.1. Joint Investment Amount ..........................................   7
  5.2. Payment Schedule .................................................   7
  5.3. Notice of Payment, Payments, Taxes and Bank Charges ..............   8
  5.4. Time of Payment ..................................................   8
  5.5. Late Payment Penalty Interest ....................................   8
  5.6. Security .........................................................   8
  5.7. Adjustment .......................................................   9

ARTICLE 6. TRANSPONDER FAILURE AND RESTORATION; OTHER FAILURE  ..........   9
  6.1. Spare Transponders; Transponder Failure; Restoration .............   9
  6.2. Risk of Transponder Failure ......................................  10
  6.3. In-Orbit Insurance ...............................................  10

ARTICLE 7. TRACKING, TELEMETRY AND COMMAND ..............................  10

ARTICLE 8. CONTRACT PARTICIPATION RIGHTS; REPORTS AND COMMUNICATIONS  ...  11

                                                                          PAGE
                                                                         -------
  8.1. Participation in Satellite Construction Monitoring ...............  11

  8.2. Schedule/Progress Reports/Meetings ...............................  11
  8.3. Operational Reports and Communications ...........................  11
  8.4. Anomalous Operation Notification .................................  12

ARTICLE 9. USE OF TRANSPONDERS/ORION 3 SATELLITE ........................  12
  9.1. Use of and Right to Transponders .................................  12
  9.2. Technical Responsibilities of DACOM ..............................  12
  9.3. Interruption Rights in Abnormal Circumstances ....................  13
  9.4. Orion's Rights to Satellite ......................................  13
  9.5. Reactivation .....................................................  13
  9.6. Regional Beam Transponders .......................................  14

ARTICLE 10. TERMINATION .................................................  14
  10.1. Termination by DACOM ............................................  14
  10.2. Termination by Orion ............................................  15
  10.3. Consequences of Termination .....................................  15
  10.4. Retirement of Orion 3 ...........................................  16
  10.5. Launch Failure/Salvage ..........................................  17

ARTICLE 11. REPRESENTATIONS AND WARRANTIES OF ORION .....................  17
  11.1. Representations and Warranties ..................................  17
  11.2. Exclusion of Warranties .........................................  18
  11.3. Manufacturer Reimbursement ......................................  18

ARTICLE 12. REPRESENTATIONS AND WARRANTIES OF DACOM .....................  18
  12.1. Incorporation, Power, etc .......................................  18
  12.2. Due Authorization of Agreement; No Conflict With Other
  Instruments ...........................................................  18
  12.3. Government Regulation ...........................................  19

ARTICLE 13. COORDINATION; GOVERNMENT APPROVALS ..........................  19
  13.1. Coordination ....................................................  19
  13.2. Government Approvals ............................................  19

ARTICLE 14. LIMITATION OF LIABILITY AND INDEMNIFICATION .................  20
  14.1. Force Majeure ...................................................  20
  14.2. Consequential Damages ...........................................  20
  14.3. Remedies ........................................................  20

                                                                           PAGE
                                                                         -------
ARTICLE 15. INDEMNIFICATION .............................................  20
  15.1. Indemnification by DACOM ........................................  20
  15.2. Indemnification by Orion ........................................  20
  15.3. Procedure for Indemnification ...................................  21

ARTICLE 16. MISCELLANEOUS ...............................................  21
  16.1. Further Assurances ..............................................  21
  16.2. Taxes and Expenses ..............................................  22
  16.3. Press Releases and Public Announcements .........................  22
  16.4. Notices..........................................................  22
  16.5. No Third-Party Beneficiaries ....................................  23
  16.6. Governing Law; Arbitration ......................................  23
  16.7. Amendments and Waivers ..........................................  23
  16.8. Succession and Assignment .......................................  24
  16.9. Confidentiality .................................................  24
 16.10. Matters of Construction, Interpretation and the Like ............  25
 16.11. Compliance ......................................................  26
 16.12. Registration ....................................................  26


EXHIBITS

A ORION ACCESS PROCEDURES
B TRANSPONDER PERFORMANCE SPECIFICATIONS
C FORM LETTER OF CREDIT
D OPERATIONAL REPORT ELEMENTS
E LETTER RE ORION WARRANT

                           JOINT INVESTMENT AGREEMENT


         This JOINT INVESTMENT AGREEMENT, dated as of November 11, 1996 (this "Agreement"), by and between ORION ASIA PACIFIC CORP., a corporation organized and existing under the laws of Delaware, U.S.A. ("Orion"), and DACOM CORP., a corporation organized and existing under the laws of the Republic of Korea ("DACOM"),

                              W I T N E S S E T H:

         WHEREAS,   Orion  intends  to  procure  and  operate  a  communications satellite to be known as Orion 3, to be launched into an orbital location currently projected to be at 139 degrees East Longitude;

         WHEREAS, DACOM wishes to acquire certain rights to certain dedicated capacity on Orion 3 capable of serving the Korean Peninsula; and

         WHEREAS, Orion is willing to dedicate to DACOM's use a customized payload on Orion 3 consisting of eight (8) 36 MHz Ku-band transponders and three
(3) spare transponders (as defined hereinafter) which will cover the Korean Peninsula as described in and on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound, the parties hereto agree as follows:


                                   ARTICLE 1.

                                   DEFINITIONS
                                   -----------

         As used in this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

         "Acceptance Test Plan" means the plan for testing the Transponders and Spare Transponders, both prior to launch and in-orbit, to be agreed among Orion, DACOM and the satellite manufacturer consistent with customary and reasonable standards in the industry;

         "Agreement" means this Agreement as originally executed and delivered or, if amended or supplemented, as so amended or supplemented;

         "Commencement Date" means the date on which Orion (A) notifies DACOM that (i) Orion has accepted Orion 3 (or any Replacement Satellite, as applicable) from the satellite manufacturer after completion of the Acceptance Test Plan, and (ii) the Transponders are available for use, and (B) delivers the acknowledgment pursuant to Section 3.3;

         "Confidential Information" shall have the meaning set forth in Section 16.9;

         "DACOM" means DACOM Corp., a Korean corporation;

         "Effective Date" means the date of this Agreement;

         "EL" means East Longitude;

         "Force Majeure" means events or occurrences that are beyond the control of Orion and DACOM and which are described in detail in Section 14.1;

         "Initial Negotiations" shall have the meaning set forth in Section 2.4(a);

         "ITU" shall have the meaning set forth in Section 11.1(d);

         Joint  Investment  Amount"  shall have the meaning set forth in Section
5.1;

         "Launch Failure" means the failure of Orion 3 within _______ days after launch (i) to reach its assigned orbital location, or (ii) to have at least ______________ of the transponders meeting their respective technical specifications, or (iii) to have sufficient stationkeeping fuel to maintain geosynchronous orbit for a minimum of _________ _____ of the Orion-3 thirteen
(13) year life upon reaching its assigned orbital location, or (iv) to otherwise be commercially usable for any reason, including without limitation, as a result of destruction or damage incurred during launch;

         "New Offer" shall have the meaning set forth in Section 2.4(b);

         "Orion" means Orion Asia Pacific Corp., a Delaware corporation;

         "Orion Access Procedures" means the standards for ground stations that transmit to Orion 3, and the procedures for operators of such ground stations to follow when transmitting to Orion 3, as set forth in Exhibit A hereto;

         "Orion 3" means the communications satellite which Orion intends to cause to be launched on or before December 31, 1998, and to operate at the 139 degrees EL orbital location or within plus or minus three degrees of that orbital location (i.e., between 136 and 142 degrees EL), and any Replacement Satellite launched pursuant to Section 2.3;

         "Parties" means the signatories to this Agreement and a "Party" means either signatory;

         "Permitted User" means any sublessee or assignee of DACOM, or any other entity, that DACOM permits to use any of the Transponders in accordance with Sections 9.1 and 9.2;

         "Replacement Satellite" means a communications satellite which may be launched by Orion under the circumstances described in Section 2.3(c), if such satellite is designed to orbit at 139 degrees EL (plus or minus three (3) degrees) and is capable of providing capacity substantially similar to the capacity dedicated to DACOM's use under Section 2.1;

         "Regional Beam Transponders" means transponders on Orion 3, other than the Transponders and Spare Transponders, which cover the Asia-Pacific region, including the Korean Peninsula;

         "Resale Costs" shall have the meaning set forth in Section 10.3(b);

         "Resale Proceeds" shall have the meaning set forth in Section 10.3(b);

         "Satellite Failure" means that, at any time after the Commencement Date, (A)(i) fewer than _______________ of the transponders on Orion 3 are performing pursuant to their technical specifications, or (ii) Orion 3 can no longer be maintained in its North/South and East/West orbit with tolerances of _____ degrees, and (B) Orion, by notice to DACOM, has declared Orion 3 to be a failure;

         "Spare Transponders" means certain redundant equipment units consisting of three (3) dedicated TWTAs and two (2) dedicated receivers; which are designed as substitutes for equipment component units, the failure of which units could cause a Transponder to fail to meet the Technical Specifications;

         "Successor Satellite" means any satellite (other than a Replacement Satellite) that Orion causes to be launched to substitute for Orion 3, containing Ku-band transponders designed to provide the same or similar service as the Transponders on Orion 3;

         "Term" shall have the meaning set forth in Section 4.1;

         "Transponder Failure," with respect to any Transponder, means that at any time after the Commencement Date (i) the Transponder fails to meet the Technical Specifications in any material respect for a cumulative period of more than ________ hours during any consecutive ________day period or (ii) ______ or more "outage units" occur within a period of _______ consecutive days (an outage unit being a failure of the Transponder to meet the Technical Specifications in any material respect for a period of _________ minutes or more). As used in this definition, the term "day" means a twenty-four (24) hour period of time commencing at 12:00 midnight Seoul time;

         "Technical Specifications" means those minimum specifications for the performance of the Transponders contained in Exhibit B hereto and also referred to as the "Orion Asia Pacific Technical Specifications for DACOM DTH Payload";

         "Transponders" means the transponders which DACOM has the right to use hereunder, as specified in Section 2.1; and

         "TT&C" shall have the meaning set forth in Article 7.

         The Parties understand the terms "Launch Failure," "Satellite Failure" and "Transponder Failure" also may be defined in the contract for the manufacture or insurance of Orion 3. Orion shall notify DACOM of the final satellite manufacturing contract or insurance contract and shall provide a copy of the foregoing definitions therefrom to DACOM. The Parties will confer and determine which, if any such definitions are to be included, by amendment, to this Agreement.

                                   ARTICLE 2.

                       ACQUISITION OF TRANSPONDER CAPACITY
                       -----------------------------------

         2.1. Transponders. DACOM shall acquire from Orion all rights to use as set forth in this Agreement eight (8) 36 MHz Ku-band Transponders on Orion 3 (designated as transponder numbers 1D through 8D) twenty-four (24) hours per day, each and every day of the year, and for the Term hereof.

         2.2. Spare Transponders. Orion shall reserve for DACOM's exclusive use Spare Transponders on Orion 3 which shall be available to DACOM in the event of Transponder Failure under the conditions set forth in Section 6.1.

         2.3. Launch Failure or Transponder Failure; Replacement Satellite. If a Launch Failure occurs with respect to Orion 3, or if at any time within the first _______ months after the Commencement Date there are fewer than _______ Transponders meeting the Technical Specifications as a result of a Transponder Failure which cannot be restored pursuant to Section 6.1(c) then,

                  (a) Refund. DACOM's sole and exclusive remedy shall be that Orion shall unconditionally refund to DACOM all amounts previously paid to Orion by DACOM pursuant to Sections 5.2 (a)-(d);

                  (b)  Termination.  Either Party may terminate this  Agreement;
and

                  (c) Replacement Satellite. Orion may, in Orion's sole discretion, choose to launch a Replacement Satellite, in which case Orion shall so notify DACOM and, if such Replacement Satellite is scheduled to be launched within ____________ months after such Launch Failure, DACOM shall have the option to acquire the right to use up to eight (8) 36 MHz Ku-band transponders on the Replacement Satellite for a period of 13 years after the commencement date for such Replacement Satellite, on terms and conditions substantially equivalent to those contained in this Agreement (including charges and payments, but not including terms and conditions not applicable because of different or changed conditions). DACOM shall exercise such option by notice to Orion given within ninety (90) days after Orion notifies DACOM of its decision to launch such Replacement Satellite. Orion's present intention is to launch a Replacement Satellite within ___________ months after any Launch Failure, but Orion shall not be legally bound to do so. Notwithstanding the foregoing, the Parties will cooperate to determine if arrangements can be made with the manufacturer of the Orion 3 satellite to have available a Replacement Satellite in a period less than ___________ months after a Launch Failure, and the conditions, if any, under which each Party agrees to proceed.

         2.4.     Successor Satellite.

                  (a) Initial Negotiations. In the event that Orion chooses to launch a Successor Satellite to succeed Orion 3, subject to Section 10.4(b), DACOM shall have the option to acquire the right to use capacity on the Successor Satellite equivalent to the capacity acquired by DACOM on Orion 3 hereunder for a period of 13 years after the commencement date for such Successor Satellite, on terms and conditions substantially equivalent to those contained in this Agreement (except charges and payments, and except terms and conditions not applicable because of different or changed conditions). DACOM may exercise such option by notice to Orion given within ninety (90) days after Orion notifies DACOM of Orion's intention to launch a Successor Satellite. Such notice by Orion shall be given at least ____________________ days before Orion notifies the satellite manufacturer to proceed under its contract to manufacture the Successor Satellite but not earlier than __________ months prior to the end of the Term. DACOM and Orion agree to negotiate for a period of up to six (6) months in good faith with respect to the fees and charges to be paid by DACOM and the other terms and conditions relating to such agreement between them, taking into account the particular characteristics of the Successor Satellite and the transponders thereon, the costs to Orion of acquiring and operating the Successor Satellite, practices then common in the industry, and other relevant factors ("The Initial Negotiations"). Such Initial Negotiations shall be conducted on a mutually cooperative basis in consideration of the prior relationship of DACOM and Orion during the Term hereof. If Initial Negotiations are not successfully concluded with a binding agreement within such six (6) month period, neither Party shall have any further rights or obligations regarding Successor Satellites pursuant to this Section 2.4, except as set forth in Section 2.4 (b).

                  (b) New offer. If the Initial Negotiations do not lead to a binding agreement, and if within six (6) months after the end of the six (6) month Initial Negotiations period, Orion has received a bona fide offer that Orion is willing to accept from a third party for the equivalent capacity which was the subject of Initial Negotiations pursuant to 2.4(a), which offer is based on terms, which as a whole, are more favorable than those previously proposed to DACOM, Orion shall notify DACOM of said terms and conditions ( "New Offer"). DACOM shall have a period of thirty (30) days from such notice to accept the New Offer by written notice to Orion. If DACOM does not accept the New Offer, Orion shall be free to enter into an agreement with the third party and shall have no further obligation to DACOM for Successor Satellite capacity.

                  (c) No Successor Satellite. In the event Orion chooses not to launch a Successor Satellite, at the request of DACOM, Orion shall consult with DACOM regarding the process by which DACOM might launch a DACOM owned and operated satellite to continue its DTH service then being operated on Orion 3, consistent with Orion's business needs and appropriate international regulatory procedures. Orion shall not oppose DACOM's applications to operate a DACOM satellite at the same frequencies as the Transponders, at the orbital location of Orion 3 so long as DACOM's operations would not interfere with the intended operations of Orion.


                                   ARTICLE 3.

                                    TESTING
                                    -------

         3.1. Ground Testing. Prior to the shipment of Orion 3 to its launch site, Orion shall perform or cause the Orion 3 satellite manufacturer to perform ground testing to determine whether the Transponders and Spare Transponders on Orion 3 are capable of meeting the Technical Specifications. Such ground testing shall be in accordance with the Acceptance Test Plan. Subject to the requirements of the Orion 3 satellite manufacturer, at DACOM's expense, up to three (3) representatives of DACOM may be present at such testing and observe such testing. Within thirty (30) days following the conclusion of such ground testing, Orion shall furnish to DACOM results of the ground test data in Orion's possession relating to the Transponders and Spare Transponders in a format consistent with the Acceptance Test Plan. At the conclusion of the ground testing and DACOM's review of such ground test data, if any of the Transponders or Spare Transponders do not meet the Technical Specifications in all material respects, Orion shall use the same level of effort it would use with respect to other transponders on Orion 3, and consistent with the Orion 3 manufacturing contract, to raise issues (including those raised by DACOM) regarding the performance of the Transponders and Spare Transponders and to cause the Orion 3 satellite manufacturer, consistent with program schedule and the best interests of the overall program, to correct the deficiencies and to re-test the Transponders and Spare Transponders so that all of the Transponders and Spare Transponders meet the Technical Specifications in all material respects.

         3.2. In-Orbit Testing. Following the launch of Orion 3 and prior to the Commencement Date, Orion shall perform or cause to be performed in-orbit testing of the Transponders and all relevant sub-systems of Orion 3 in accordance with industry standards. Such in-orbit testing shall be in accordance with the Acceptance Test Plan, and shall be designed to confirm that the Transponders and Spare Transponders perform in accordance with the Technical Specifications in all material respects. If the test results indicate that any of the Transponders or Spare Transponders do not perform in accordance with the Technical Specifications in all material respects, to the extent technically feasible, Orion shall use the same level of effort it would use with respect to other transponders on Orion 3, and consistent with the Orion 3 manufacturing contract, to raise issues (including those raised by DACOM) regarding the performance of the Transponders and Spare Transponders. Subject to the requirements of the Orion 3 satellite manufacturer, at DACOM's expense, up to three (3) representatives of DACOM may be present during such in-orbit testing, observe such testing, and be supplied with results of the in-orbit test data relating to the Transponders and Spare Transponders in a format consistent with the Acceptance Test Plan.

         3.3. Conclusion of Tests. At the satisfactory conclusion of the in-orbit testing described in Section 3.2, Orion shall acknowledge to DACOM in writing that the Orion 3 satellite manufacturer has delivered its certification regarding the performance of Orion 3 and either that (i) all of the Transponders meet the Technical Specifications in all material respects or (ii) that some or all of the Transponders do not meet the Technical Specifications in all material respects and the extent of any deficiencies. Simultaneously with the delivery of the acknowledgment with the manufacturer's certificate attached by Orion to DACOM, the Commencement Date shall occur, subject to DACOM's rights under
Section 2.3 hereof if acknowledgment by Orion is pursuant to clause (ii) above. Upon the Commencement Date, DACOM may commence the use of the Transponders and Spare Transponders pursuant to this Agreement for any business purpose of DACOM including without limitation the DTH trial service..

         3.4. Accommodation of DACOM Personnel. ORION shall permit the representatives of DACOM that observe the tests pursuant to Article 3 and monitor the construction pursuant to Article 8, to share any office space and facilities supplied to Orion by the Orion 3 satellite manufacturer. To the extent such space and facilities are not made available by the manufacturer, Orion shall, at its expense, provide for the use of office space and computer and communications equipment (but not including long distance or international charges for the use thereof) by such DACOM personnel.

         3.5. Qualifications of DACOM Personnel. All DACOM personnel that observe the tests pursuant to Article 3 and monitor the construction pursuant to
Article 8, shall be fully qualified, in the reasonable good faith judgment of Orion, to perform the functions involved with the test observations and construction monitoring. DACOM shall provide to Orion the qualifications of its personnel, and Orion shall approve or disapprove such qualifications, prior to such personnel leaving Korea.

         3.6. Schedule. The schedule that the manufacturer of Orion 3 has offered to Orion projects a launch date for Orion 3 on or before December 31, 1998, and a Commencement Date on or before January 31, 1999. Orion shall use reasonable efforts to negotiate with the Orion 3 satellite manufacturer to obtain an earlier launch date and Commencement Date, consistent with maintaining quality control. If the Commencement Date is delayed and if, due to such delay, Orion receives any damages from the Orion 3 satellite manufacturer, Orion shall pay to DACOM ______ ___________ of the amount of such damages that Orion receives from the satellite manufacturer, unless DACOM has exercised its rights to terminate this Agreement pursuant to Section 10.1(a) hereof and to receive a refund.


                                   ARTICLE 4.

                                      TERM
                                      ----

         4.1. Term. The period during which DACOM shall have the right to use the Transponders shall begin as of the Commencement Date, and shall end on the thirteenth (13th) anniversary of the Commencement Date (the "Term") unless terminated earlier pursuant to Article 10.

         4.2. Orion's Right at End of Term. At the end of the Term, Orion shall have no further obligations to DACOM hereunder.


                                   ARTICLE 5.

                                    PAYMENTS
                                    --------

         5.1. Joint Investment Amount. The Joint Investment Amount payable by DACOM for its right to use the Transponders and Spare Transponders, shall be Eighty Nine Million United States Dollars (89,000,000 USD) (the "Joint Investment Amount"), which may be subject to adjustment pursuant to Section 5.7.

         5.2. Payment Schedule. The Joint Investment Amount due hereunder shall be due and payable to Orion as follows:


                  ------------------------------------------------------

                  ------------------------------------------------------

                  ------------------------------------------------------

                  ------------------------------------------------------

                  ------------------------------------------------------


         5.3. Notice of Payment, Payments, Taxes and Bank Charges. Orion shall submit a Notice of Payment to DACOM for all payments due hereunder thirty (30) days in advance of the payment date. Such Notice shall be transmitted by facsimile with an original by U.S. first class mail. All payments due to Orion hereunder shall be made by electronic transfer of immediately available funds to a bank account designated by Orion to DACOM from time to time, net of any bank fees, duties, taxes (withholding or otherwise) or similar charges that may be imposed by DACOM's bank or by any governmental authority of Korea or any other nation or any political subdivision.

         5.4. Time of Payment. The due dates for all payments required to be made to Orion shall be as specified in Section 5.2. Orion shall be deemed to have received payment from DACOM at the time the payment is received by Orion's designated bank. DACOM acknowledges and agrees that any failure by it to pay any amount due to Orion hereunder within fifteen (15) days of receipt of a notice from Orion that such payment is due shall constitute a material breach of this Agreement.

         5.5. Late Payment Penalty Interest. If any amount payable by DACOM hereunder is not received when due, such amount shall bear interest until paid at the rate of 18% per annum, calculated daily.

         5.6. Security.

                  (a) DACOM. On or before March 31, 1997, DACOM shall deliver to Orion an irrevocable stand by letter of credit, in the form of Exhibit C hereto, of Citibank, N.A., or another bank satisfactory to Orion in Orion's sole discretion, securing in full the obligations of DACOM to make when due the payments to Orion required by clauses (d) and (e) of Section 5.2 and any interest required by Section 5.5.

                  (b) Orion. Concurrent with the receipt of payments pursuant to Sections 5.2(a), (b), (c) and (d), Orion shall deliver to DACOM an irrevocable stand by letter of credit, in the form of Exhibit C hereto, of Citibank, N.A., or another bank satisfactory to DACOM in DACOM's sole discretion, securing the obligations of Orion to refund in accordance with the terms of this Agreement, amounts received by Orion pursuant to Sections 5.2(a), (b), (c) and (d).

                  (c) Insurance as Security. After the launch date of Orion 3, the Parties will cooperate to determine if Orion can obtain an insurance policy that after the Commencement Date, could substitute for, or replace the letters of credit required herein and that would provide DACOM, in its reasonable judgment, with security for any refunds reasonably comparable to the security provided by the letters of credit. DACOM is under no legal obligation to accept such substitute for the letters of credit.

         5.7. Adjustment. If, at the end of the ______ month anniversary of the Commencement Date, there have been no unrestored Transponder Failures that would entitle DACOM to a refund pursuant to Section 2.3(a), but the Orion 3 satellite has experienced a partial failure such that the fuel on board is sufficient to maintain normal stationkeeping for more than ___________________ years after the Commencement Date but for less than _______ years after the Commencement Date, DACOM shall be entitled to an adjustment in the Joint Investment Amount calculated as follows:

Amount of Adjustment = ________ x 89,000,000 USD where A = the number of years of projected fuel life of Orion 3 from the Commencement Date

The amount of the adjustment, if any, shall be credited against the payment due from DACOM pursuant to Section 5.2(e), and if the adjustment is greater than the amount of such payment, the balance of the adjustment shall be refunded to DACOM by Orion.


                                   ARTICLE 6.

               TRANSPONDER FAILURE AND RESTORATION; OTHER FAILURE
               --------------------------------------------------

         6.1. Spare Transponders; Transponder Failure; Restoration.

                  (a) Spare Transponders. After the Commencement Date DACOM shall have the right to use Spare Transponders on Orion 3 in the event of a Transponder Failure, if Spare Transponders are then available for DACOM's use and are not then being used for the benefit of DACOM. Orion shall have the right to utilize any and all Spare Transponders in any manner it deems fit in performance of its obligations under Section 6.1(c).

                  (b) Notice of Transponder Failure. Each Party shall notify the other Party as soon as reasonably possible upon learning of the commencement of any event which, with the passage of time, could result in a Transponder Failure and of the relevant facts known to it concerning such event. For purposes of determining whether a Transponder Failure has occurred, the point when a Transponder fails to meet its Technical Specifications shall be deemed to have commenced upon receipt by Orion of notification thereof from DACOM, subject to Orion's verification that the Transponder is not performing pursuant to the Technical Specifications in any material respect. The event which, with the passage of time, could result in a Transponder Failure shall be deemed to have ended, and the Transponder shall be deemed to have been restored, when Orion notifies DACOM that such Transponder has resumed performance in accordance with the Technical Specifications in all material respects or that a Spare Transponder has been made available to DACOM.

                  (c) Restoration. In the event that a Transponder becomes a Transponder Failure, it shall be restored as soon as possible and to the extent technically feasible (and in all events if technically feasible within twelve
(12) hours) by a Spare Transponder on Orion 3 that meets the Technical Specifications in all material respects. Orion shall have no obligation to restore a Transponder Failure if, for any reason, there is no such Spare Transponder then available.

         6.2. Risk of Transponder Failure. After the ____month period referred to in Section 2.3 has expired, Orion shall have no liability, responsibility or obligation with respect to any Transponder Failure or loss of use of the Transponders for any reason whatsoever, except as provided in Section 6.1 and DACOM shall have no rights to refunds of any Joint Investment Amounts or any other remedies, whether or not a Transponder that has become a Transponder Failure is restored, and regardless of whether Orion 3 becomes a Satellite Failure or is otherwise retired pursuant to this Agreement. DACOM will be responsible for obtaining and maintaining any insurance to cover its insurable interests on the Transponders or the operations of Orion 3 as DACOM chooses to obtain and maintain in DACOM's sole discretion, and the proceeds of any such insurance shall be payable to DACOM and not to Orion. At DACOM's request, Orion shall use reasonable efforts to assist DACOM in obtaining any such insurance.

         6.3 In-Orbit Insurance. Orion and DACOM shall cooperate in the procurement of a commitment for insurance on or before June 30, 1997, to cover the loss of the Orion 3 Satellite and the Transponders for a period at least twelve (12) months after launch of Orion 3 and for such additional period as DACOM wishes to have and that is available from the insurance market. Orion shall be responsible for the cost of the insurance coverage and shall be the loss payee during the period ending six (6) months after the Commencement Date. DACOM shall be responsible for the cost of the insurance coverage and shall be the loss payee during the period beginning six (6) months after the Commencement Date through the end of the term of the insurance policy. DACOM shall be solely responsible for any additional insurance on the Transponders it wishes to obtain. Orion represents that it has been advised that an insurance product is currently available in the market that would provide coverage for a period of at least twelve (12) months.


                                   ARTICLE 7.

                         TRACKING, TELEMETRY AND COMMAND
                         -------------------------------

         Throughout the Term, Orion or its affiliates, at Orion's cost and expense shall provide for all the functions of tracking, telemetry and command ("TT&C") including, without limitation, operational monitoring of Orion 3, the Transponders and the other transponders and equipment on Orion 3, stationkeeping, attitude control, and other satellite maintenance and switching functions as shall be necessary to maintain the Transponders in accordance with the Technical Specifications. Such TT&C shall be accomplished from facilities located as Orion may determine. Orion shall promptly notify DACOM of its selection of the primary sites for TT&C facilities.

                                   ARTICLE 8.

            CONTRACT PARTICIPATION RIGHTS; REPORTS AND COMMUNICATIONS
            ---------------------------------------------------------

         Orion will provide DACOM with the following participation rights, reports and communications regarding the construction and operation of Orion 3:

         8.1. Participation In Satellite Construction Monitoring. Subject to the requirements of the manufacturer of the Orion 3 satellite, representatives of DACOM may participate with Orion in the monitoring activities associated with the construction of Orion 3. The number of DACOM monitoring representatives may not exceed the number of Orion monitoring representatives and in no event shall exceed three (3). Such representatives shall be qualified, shall be permanent throughout the construction period (unless prohibited by disease, injury or death) and shall conduct themselves and their activities in accordance with all relevant requirements of the satellite manufacturer. DACOM representatives shall be permitted to participate in such monitoring activities and to receive documentation (including drawings) to the extent allowed by the manufacturer. Orion shall maintain sole responsibility and control over the monitoring of the construction of Orion 3. Any representatives of DACOM permitted to monitor satellite construction shall do so under the strict supervision of Orion and the manufacturer of Orion 3 and shall abide by the instructions and requirements of Orion and the manufacturer in every respect. Such representatives shall have no rights whatsoever to direct or authorize any activities related to the construction of Orion 3, including but not limited to, ordering or approving any changes in the design or specifications of Orion 3 or any component thereof. DACOM shall be solely responsible for salaries, living expenses, and all other expenses associated with any of its representatives permitted to participate in the monitoring of satellite construction. In no event shall such representatives be considered employees, agents, or consultants of Orion.

         8.2. Schedule/Progress Reports/Meetings. Between the Effective Date and the Commencement Date, on the same general schedule as Orion receives progress reports from the Orion 3 satellite manufacturer, Orion shall submit to DACOM a report on the frequency coordination, construction, launch and testing of Orion
3. Orion shall conduct  quarterly  progress  report meetings with up to five (5)
DACOM representatives to discuss matters related to the satellite orbit and frequency coordination, construction, launch, and testing of Orion 3. An agenda for each meeting shall be submitted to DACOM at least seven (7) days in advance thereof, along with any materials Orion has then prepared for such meeting. Such meetings shall be scheduled at mutually convenient times and shall be held either at Orion's offices in Rockville, Maryland or at the facilities of the Orion 3 satellite manufacturer in California. DACOM shall be responsible for the expenses of its representatives participating in the progress report meetings. Orion shall notify DACOM promptly of any event that would have a material adverse effect on the current schedule for construction, launch, and testing of Orion 3.

         8.3. Operational Reports and Communications. Following the Commencement Date, Orion shall provide DACOM with quarterly written operational reports concerning Orion 3 and the Transponders and Spare Transponders. Such reports shall contain the elements set forth in Exhibit D hereto. Orion shall promptly furnish DACOM with copies of written communications to or from Orion to or from any governmental authority or its insurance carrier (and any Orion responses thereto) which concern Orion 3, the contents of which materially affect operation of Orion 3 or the Transponders.

         8.4. Anomalous Operation Notification. Orion shall notify DACOM as soon as reasonably possible, by telephone or in writing, of any significant incidents (and any Orion responses thereto ) that have a potential material effect on Orion 3 or on the Transponders. Orion shall also notify DACOM promptly of any circumstances that make it clearly ascertainable or predictable that any of such incidents will occur (and any Orion response thereto).


                                   ARTICLE 9.

                      USE OF TRANSPONDERS/ORION 3 SATELLITE
                      -------------------------------------

         9.1. Use of and Right to Transponders. DACOM agrees, and DACOM shall require any of its Permitted Users to agree, that its or their use of Orion 3 and the Transponders, and its or their transmissions to the Transponders, shall comply in all respects with the laws and regulations (including, without limitation, any subversive, obscenity or other content standards) of (i) all countries having jurisdiction over DACOM or such use or transmissions, (ii) all countries from which DACOM or Permitted Users uplink transmissions to Orion 3 and (iii) all countries in which DACOM's or Permitted Users' transmissions are authorized for reception by DACOM and Permitted Users. Upon receipt by Orion of a written communication from a government agency, and with prior notice to and consultation with DACOM, Orion shall have the right to suspend the use of the Transponders by DACOM, and/or DACOM's Permitted Users, if and so long as, in Orion's reasonable judgment, the continued use of Orion 3 or the Transponders by DACOM or such Permitted Users in violation of the above laws and regulations may jeopardize Orion's right to operate Orion 3 or may have a material adverse effect upon Orion.

         9.2. Technical Responsibilities of DACOM. DACOM shall be responsible, at its cost and expense, for providing all uplink facilities and services necessary to transmit information to Orion 3 and the Transponders and all reception facilities and services necessary to receive transmissions from Orion 3 and the Transponders. DACOM and Permitted Users shall have the right to uplink, or arrange for uplinking, to the Transponders from any uplink facilities in any locations within the uplink footprint of the Transponders that meet the Orion Access Procedures. When signals are being transmitted to the Transponders, DACOM and/or its Permitted Users shall be responsible for proper illumination of the Transponders in compliance with the Orion Access Procedures, so as not to interfere with the use of or cause harm to the Transponders, any other transponders, Orion 3 or any other satellite. For purposes of this Section 9.2, interference shall include causing a transponder to fail to meet its technical specifications. Should improper illumination be detected by Orion, Orion shall immediately notify and consult with DACOM or its Permitted Users and DACOM or the Permitted Users shall be responsible for taking corrective measures immediately. If DACOM or the Permitted Users fail to take such action within ten
(10) minutes of notification from Orion, Orion may suspend the non-conforming transmissions and Orion may take all action reasonably needed to effect such suspension, including but not limited to deactivation of the Transponders until such non-conformance has been corrected. DACOM and each Permitted User that transmits to Orion 3 shall provide

Orion with a telephone and facsimile number for each such uplink facility and shall maintain personnel fluent in English at each such uplink facility on a twenty-four (24) hours per day, seven (7) days per week basis. Such personnel shall be under strict instructions from DACOM or the Permitted User to cease transmissions to Orion 3 immediately upon request from Orion.

         DACOM and all of its Permitted Users shall submit its or their frequency and transmission plans, as specified in the Orion Access Procedures, and any proposed changes thereto, to Orion for approval prior to transmission or any proposed change thereof and shall take all necessary precautions to ensure that its or their use of the Transponders is in conformity with such approved frequency and transmission plans and is in all other respects consistent with the Orion Access Procedures. Orion's approval or disapproval of DACOM's transmission plans shall be based on the criteria set forth in the Orion Access Procedures and shall not be unreasonably withheld, conditioned or delayed.

         9.3. Interruption Rights in Abnormal Circumstances. DACOM recognizes that it may be necessary, in unusual or abnormal technical situations or certain unforeseen conditions, for Orion to deliberately interrupt the Transponders in order to protect the overall health and performance of Orion 3. Such decisions shall be made by Orion in its sole discretion, but Orion shall treat DACOM and other transponder users or lessees, equally in determining which transponders shall be interrupted or preempted. Orion shall give DACOM as much advance notice as practicable of the need to interrupt any of the Transponders. DACOM and any affected Permitted User shall immediately cease transmission to Orion 3 at such time as a Transponder is interrupted pursuant to this Section 9.3.

         9.4. Orion's Rights to Satellite. Unless other provisions of this Agreement stipulate otherwise, Orion shall have the right to use Orion 3 and any other transponders or spare transponders on Orion 3 for any purpose whatsoever, and Orion shall have sole responsibility for the operation and maintenance of Orion 3. Orion shall have the right to assign or transfer its interest in Orion 3, or any portions thereof, to any entity, including an assignment or transfer to a financing entity as security for loans or other advances made to Orion provided that Orion shall not attempt to transfer any of DACOM's interest in the Transponders or Spare Transponders without DACOM's consent. Orion shall notify DACOM of any such assignment or transfer, and the assignee or transferee shall acknowledge in writing, DACOM's rights to use the Transponders and Spare Transponders hereunder. Orion shall supply DACOM with a copy of such acknowledgment. If Orion transfers Orion 3 to another entity, Orion shall assure that Orion 3 is operated by an entity technically competent to maintain proper operation of the Transponders and Spare Transponders.

         9.5. Reactivation. If Orion takes any action to suspend or deactivate DACOM's or any Permitted User's transmissions pursuant to this Article 9, Orion shall promptly reactivate such transmissions upon the resolution favorable to DACOM or such Permitted User of any issue that led to such suspension or deactivation. Under no circumstances shall Orion be responsible for any loss or damage to DACOM or a Permitted User for any action taken by Orion in conformity with Orion's rights under this Article 9.

         9.6 Regional Beam Transponders. At the request of DACOM, Orion shall negotiate in good faith the terms and conditions pursuant to which DACOM might acquire the use of capacity on any available Regional Beam Transponders. Such negotiations shall be conducted on a mutually cooperative basis in consideration of the relationship between DACOM and Orion.


                                   ARTICLE 10

                                   TERMINATION
                                   -----------

         10.1. Termination by DACOM. DACOM may terminate this Agreement upon thirty (30) days' (except as specified in Section 10.1(a)(ii) below) prior written notice under the following circumstances:

                  (a)      For Cause.

                           (i) Launch Delay; Launch Failure; Loss of Orbital Position. Subject to clause (ii) below, if Orion 3 is not launched by ______ or if the Commencement Date is delayed beyond ______ or if there is a Launch Failure and DACOM does not timely exercise its option to acquire the right to use transponders on a Replacement Satellite pursuant to Section 2.3 (or if such Replacement Satellite option is not made available to DACOM by Orion), or if the orbital position in which Orion 3 is located is not within the range of 136 degrees EL to 142 degrees EL;

                           (ii) Anticipated Delay. If, prior to the shipment of the Orion 3 satellite to the launch site, the manufacturer of the Orion 3 satellite certifies that, because of termination of the Orion 3 satellite construction contract or for other reasons, the launch date will not occur by ____________ or the Commencement Date will not occur by ____________ then Orion shall promptly notify DACOM and advise DACOM of the rescheduled launch date and Commencement Date, and, within ten
         (10) days of such notice, DACOM may elect to terminate this Agreement, provided that if DACOM does not terminate within such ten (10) day period, it shall not be permitted to terminate this Agreement for delay or obtain a refund for failure to meet the launch date and Commencement Date set forth in Section 10.1.(a)(i) unless the Orion 3 satellite manufacturer fails to meet the rescheduled launch date or Commencement Date;

                           (iii) Transponder Failure. If, at any time within the first ______ months after the Commencement Date there are fewer than eight (8) Transponders meeting the Technical Specifications as a result of a Transponder Failure which cannot be restored pursuant to Section 6.1(c) and DACOM does not timely exercise its option to acquire the right to use transponders on a Replacement Satellite pursuant to
         Section 2.3 (or if such Replacement Satellite option is not made available to DACOM by Orion);

                           (iv) Insolvency. If, prior to the Commencement Date, any bankruptcy, liquidation or insolvency proceedings are instituted involving Orion or its parent, Orion Network Systems, Inc., as the debtor or insolvent party and such proceeding is not dismissed within sixty (60) days; or

                           (v) Misrepresentation. If, between the Effective Date and ______ months after the Commencement Date, any material representation by Orion under Article 11 hereof proves to be incorrect in any material respect, and such incorrect representation cannot be cured by Orion within thirty (30) days after notice from DACOM, and such incorrect representation will have a material adverse effect on DACOM's rights to use the Transponders and Spare Transponders for the Term.

                  (b)      For DACOM's Convenience.

                  If DACOM fails, by _________ to obtain all necessary approvals of Korean governmental authorities, as contemplated by Section 12.3, in which case DACOM shall notify Orion of such termination on or before _____________ and shall forfeit to Orion as a termination payment the sum of Ten Million United States Dollars (10,000,000 USD) paid to Orion pursuant to section 5.2(a). If DACOM has not provided notice of termination under this Section 10.1(b) on or before ____________, DACOM's right to terminate for convenience under this Section shall expire.

         10.2 Termination by Orion. Orion may terminate this Agreement upon thirty (30) days' prior written notice under the following circumstances:

                  (a) Launch Delay; Launch Failure. If Orion 3 is not launched by May 31, 1999, or if the Commencement Date is delayed beyond ___________ or if Orion is unable, for any reason, to enter into an agreement with a satellite manufacturer to deliver Orion 3 by such dates;;

                  (b) Satellite Failure. If Orion 3 is a Satellite Failure prior to the end of the Term and Orion cannot provide continued use of the Transponders and elects not to provide transponders on a Successor Satellite pursuant to Section 10.4;

                  (c) Governmental Restriction. If, prior to the Commencement Date, the performance of this Agreement pursuant to the terms hereof has been prohibited by any court, governmental or regulatory body with jurisdiction over Orion and such prohibition is no longer subject to further proceedings or review at any administrative or judicial level and no stay has been granted or request for stay is pending;

                  (d) Force Majeure. If, prior to the Commencement Date, Orion's operation of Orion 3 or the Transponders is prevented by reason of Force Majeure for a period of thirty (30) consecutive days; or

                  (e) Breach of Agreement. If DACOM commits a material breach of any of the provisions of this Agreement and such material breach has not been cured within thirty (30) days after receipt by DACOM of Orion's notice of such breach.

         10.3.    Consequences of Termination.

                  (a) Refund. If DACOM terminates this Agreement pursuant to clauses (i) through (v) of Section 10.1(a) and elects a refund pursuant to
Section 2.3(a), or if Orion terminates this Agreement pursuant to Sections 10.2(a), (c) or (d), DACOM, as its sole and exclusive remedy, shall be entitled to a refund of all amounts it has theretofore paid to Orion for Joint Investment Amount pursuant to Section
5.2. In addition Orion shall be relieved of any further obligation or liability under this Agreement. If this Agreement is terminated for any other reason, DACOM shall not be entitled to any refund of Joint Investment Amounts or any other remedy of any kind. Upon termination of this Agreement for any reason, and refund by Orion of any Joint Investment Amounts as may be specifically required by this Section 10.3(a), neither Party shall have any further obligations to the other Party, and Orion shall be free to lease, sell, use or dispose of Orion 3 and any of the Transponders and Spare Transponders in any manner Orion deems appropriate.

                  (b) Resale by Orion. If Orion terminates this Agreement pursuant to subparagraph (e) of Section 10.2, DACOM shall be obligated to pay the unpaid portion of the Joint Investment Amount and Orion may call any DACOM letters of credit and retain the proceeds thereof and those payments made to date by DACOM under this Agreement, and if Orion chooses to and does sell, lease or otherwise dispose of the right to use any of the Transponders, the Parties shall make payments as follows:

                           (i) If the amount of purchase price, lease payments or capacity charge to be realized by Orion from such sale, lease or disposition of the Transponders and Spare Transponders ("Resale Proceeds") is less than the sum of Orion's Resale Costs (as defined below) plus _________________ ___________________________ then DACOM shall pay to Orion the difference between the Resale Proceeds and the sum of the Resale Costs plus _________ _____________________________
         provided, if DACOM's Joint Investment Amounts paid to date exceed said difference, DACOM shall make no further payments, and Orion shall refund to DACOM ___________________________ of such excess; and

                           (ii) If the Resale  Proceeds are more than the sum of
         Orion's                 Resale                Costs                plus
         ______________________________________________  then Orion shall refund to DACOM ______________________ of the aggregate amount of Joint Investment Amounts theretofore paid by DACOM to Orion.

For purposes of this Section 10.3, "Resale Costs" means all costs and expenses incurred by Orion as a result of such termination and in connection with such sale, lease or other disposition.

         10.4. Retirement of Orion 3. If at any time during the Term Orion 3 is a Satellite Failure:

                  (a) Continue Operations. Orion shall (unless this Agreement is terminated by DACOM) use reasonable efforts (including negotiations with any insurance carrier entitled to salvage value of Orion 3) to continue operating the Transponders for the remainder of the Term, if such operation is technically and administratively practicable; or

                  (b) Successor Satellite. Orion may retire Orion 3 and choose to launch a Successor Satellite, in which case Orion shall so notify DACOM and, if such Successor Satellite is launched within ____________ months after such retirement of Orion 3, DACOM shall have the option to acquire the right to use capacity on the

Successor Satellite equivalent to the capacity acquired by DACOM on Orion 3 for a term of up to thirteen (13) years from the date when such transponders are available for service, on terms and conditions substantially equivalent to those contained in this Agreement (except charges and payments, and except terms and conditions not applicable because of different or changed conditions). The process for exercising DACOM's Successor Satellite option, and for negotiation of an agreement for such Successor Satellite, shall be governed by Section 2.4.

         10.5. Launch  Failure/Salvage.  If (a) Orion 3 is a Launch Failure, and
(b) DACOM exercises its right to a refund under Section 2.3, and (c) some of the Transponders are still operational, and (d) the Transponders have been transferred to the Orion 3 satellite insurer or manufacturer, then, at the request of DACOM, Orion shall use reasonable efforts to acquire from such insurer or manufacturer the rights for DACOM to use such Transponders, at DACOM's expense, under terms and conditions acceptable to DACOM and Orion, including appropriate consideration to Orion.


                                   ARTICLE 11.

                     REPRESENTATIONS AND WARRANTIES OF ORION
                     ---------------------------------------

         11.1. Representations and Warranties. Orion represents and warrants to DACOM as follows:

                  (a) Incorporation, power, etc. Orion is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, U.S.A., with all necessary corporate power to own and lease its properties and to carry on its business as and where such properties are now owned or leased and such business is now being carried on;

                  (b) Due Authorization of Agreement; No Conflict With Other Instruments. Orion has full power and authority and has taken all necessary action to execute, deliver and consummate this Agreement and to perform all the terms and conditions hereof to be performed by Orion. This Agreement is a valid and binding obligation of Orion enforceable against Orion in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies. The execution and delivery by Orion of this Agreement, the consummation by Orion of the transactions which this Agreement contemplates will be consummated by Orion, and Orion's fulfillment of and compliance with the terms and provisions hereof applicable to Orion, do not and will not (i) violate any law applicable to Orion (although Orion makes no representation or warranty concerning any right to the orbital location proposed for Orion 3), or (ii) conflict with, result in a breach of or constitute a default under Orion's articles of incorporation or bylaws;

                  (c) Government Regulation. The terms and conditions of this Agreement, including the payments provided for herein, are not subject to regulation or review by or consent from any governmental or administrative agency in the United States to which Orion is subject and cannot be amended, modified or changed without the prior written consent of Orion and DACOM. There is no requirement for a waiver from the Federal Communications Commission under Section 319(d) of the United States Federal Communications Act or for any other authorizations from the Federal Communications Commission for Orion to construct the Orion 3 satellite; and

                  (d) Treaties. For the avoidance of doubt and the sake of clarity, under the current INTELSAT Treaty and the current rules of the International Telecommunications Union ("ITU"), there are no provisions that would permit INTELSAT or the ITU, as organizations, to order a delay in the launch of the Orion 3 satellite.

         11.2. Exclusion of Warranties. ORION MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER EXPRESS OR IMPLIED, AS TO THE CONDITION OF ORION 3 OR THE TRANSPONDERS OR SPARE TRANSPONDERS. ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. DACOM ACKNOWLEDGES THAT ORION MAKES NO WARRANTY OF ANY KIND, AND IN PARTICULAR THAT THERE IS NO IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE ASSOCIATED WITH ORION 3 OR THE TRANSPONDERS OR SPARE TRANSPONDERS. DACOM SHALL INDEMNIFY ORION AND HOLD ORION HARMLESS FROM ANY CLAIMS MADE UNDER ANY WARRANTY OR REPRESENTATION BY DACOM TO ANY THIRD PARTY AS TO ORION 3 OR THE TRANSPONDERS.

         11.3  Manufacturer  Reimbursement.  To the extent that, after the sixth
(6th) month anniversary of the Commencement Date, one (1) or more of DACOM's Transponders becomes a Transponder Failure that cannot be restored and, if Orion receives any compensation for such Transponder Failure from the manufacturer of the Orion 3 satellite, Orion shall pay to DACOM the amount of any compensation received from the manufacturer allocable to the Transponder Failure, taking into account any other transponders on Orion 3 that may also have failed.


                                   ARTICLE 12.

                     REPRESENTATIONS AND WARRANTIES OF DACOM
                     ---------------------------------------

         DACOM represents and warrants to Orion as follows:

         12.1. Incorporation, Power, etc. DACOM is a corporation duly organized, validly existing and in good standing under the laws of Korea, with all necessary corporate power to own and lease its properties and to carry on its business as and where such properties are now owned or leased and such business is now being carried on;

         12.2. Due Authorization of Agreement; No Conflict With Other Instruments. DACOM has full power and authority and has taken all necessary action to execute, deliver and consummate this Agreement and to perform all the terms and conditions hereof to be performed by DACOM. This Agreement is a valid and binding obligation of DACOM enforceable against DACOM in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies. The execution and delivery by DACOM of this Agreement, the consummation by DACOM of the transactions which this Agreement contemplates will be consummated by DACOM, and DACOM's fulfillment of and compliance with the terms and provisions hereof applicable to DACOM, do not and will not (i) violate any law applicable to DACOM, or (ii) conflict with, result in a breach of or constitute a default under the instruments and documents under which DACOM is organized and by which DACOM is governed; and

         12.3. Government Regulation. Except for authorizations for overseas investments from the Bank of Korea and the Korean Ministry of Information, the terms and conditions of this Agreement, including the payments provided for herein, are not subject to regulation or review by or consent from any governmental or administrative agency in Korea to which DACOM is subject. No such governmental or administrative agency can require the amendment, modification or supplementation of this Agreement without the prior written consent of Orion. DACOM will advise Orion of DACOM's progress toward obtaining the necessary approvals of the Bank of Korea and the Korean Ministry of Information and any final decisions thereon.


                                   ARTICLE 13.

                       COORDINATION; GOVERNMENT APPROVALS
                       ----------------------------------

         13.1. Coordination. Prior to the Commencement Date and throughout the Term, Orion shall use reasonable efforts to (i) coordinate the orbital location of Orion 3, (ii) resolve frequency coordination issues with governmental agencies having jurisdiction over the operation of Orion 3 or having claims of interference by Orion 3 with other existing or planned satellites, and (iii) maintain Orion 3 in the orbital location specified herein so that the
Transponders will comply in all material respects with the Technical Specifications at all times. In connection with its coordination activities, Orion shall use reasonable efforts to coordinate uplink frequencies of _____ GHz to ____ GHz and downlink frequencies of _____ GHz to ____ GHz so that the Transponders may operate on such frequencies. Orion shall notify DACOM of the frequencies on which the Transponders will operate on or before June 30, 1997. Upon the request of Orion, DACOM shall assist Orion in obtaining the support of the government of the Republic of Korea to assist in the coordination or consultation of Orion 3 and the frequencies on which the Transponders will operate, all in accordance with ITU regulations and the INTELSAT Treaty. Any consultation with INTELSAT regarding the operation of Orion 3 will be the responsibility of Orion as Orion deems appropriate.

         13.2. Government Approvals. DACOM shall be responsible for obtaining any authorizations or approvals from the Government of the Republic of Korea as may be necessary for DACOM to enter into this Agreement, to obtain necessary financing for the transaction and to transfer any funds required hereunder. DACOM and its Permitted Users shall be responsible for obtaining any governmental approvals or authorizations necessary to transmit to Orion 3 and the Transponders from any country and to receive and distribute any material transmitted over the Transponders in any country. Upon DACOM's request, and to the extent feasible, Orion will assist DACOM in obtaining any such approvals or authorizations.

                                   ARTICLE 14.

                   LIMITATION OF LIABILITY AND INDEMNIFICATION
                   -------------------------------------------

         14.1. Force Majeure. Neither Party shall be liable to the other Party for any failure of performance hereunder (except for the obligation to pay money when due) due to acts of God, fire, flood, weather, receive earth station sun outage or other catastrophes, national emergencies, insurrections, riots or wars, strikes, lockouts, work stoppages or other labor difficulties, or due to any law, order, regulation, direction, action or request of any government, or of any department, agency, commission, bureau, corporation or other instrumentality of any government, or of any civil or military authority. If Force Majeure is claimed by either Party, such Party shall provide prompt notice to the other Party of both the commencement and cessation dates of such Force Majeure event. The occurrence of a Force Majeure shall not entitle DACOM to any refunds of Joint Investment Amounts hereunder or to any other remedy whatsoever, except for a refund if Orion terminates for Force Majeure pursuant to Section 10.2(d).

         14.2. Consequential Damages. In no event shall either Party be liable for any indirect, incidental or consequential damages, whether foreseeable or not, occasioned by any defect in Orion 3 or the Transponders, delay in making available the Transponders, failure of the Transponders to perform, or any other cause whatsoever.

         14.3. Remedies. The remedies of each Party for nonperformance of this Agreement by the other Party shall be limited to those specifically set forth herein, and there shall be no other remedies.


                                   ARTICLE 15.

                                 INDEMNIFICATION
                                 ---------------

         15.1. Indemnification by DACOM. DACOM shall indemnify and hold Orion and its shareholders, officers, directors, agents, employees and assigns, or any of them, whether acting through Orion or otherwise, harmless from and against any and all claims, liabilities, expenses, assessments, judgments and recoveries, including attorneys' fees, incurred by any of them and occasioned by, arising out of or resulting from (i) any claims for libel, slander, infringement of copyright or any other matter arising from the material transmitted by DACOM or a Permitted User over Orion 3 or the Transponders, and
(ii) the willful misconduct of DACOM or a Permitted User relating to use of any Transponder.

         15.2. Indemnification by ORION. Orion shall indemnify and hold DACOM and its shareholders, officers, directors, agents, employees and assigns, or any of them, whether acting through DACOM or otherwise, harmless from and against any and all claims, liabilities, expenses, assessments, judgments and recoveries, including attorneys' fees, incurred by any of them and occasioned by, arising out of or resulting from the willful misconduct of Orion relating to its operation of the Orion 3 satellite.

15.3. Procedure For Indemnification. In the event of a claim with respect to which a Party is entitled to indemnification hereunder, such Party ("Indemnified Party") shall notify the other Party ("Indemnifying Party") in writing as soon as practicable, but in no event later than fifteen (15) days after receipt of such claim; provided that a delay in giving such notice shall not preclude the Indemnified Party from seeking indemnification hereunder if such delay has not materially prejudiced the Indemnifying Party's ability to defend such claim. The Indemnifying Party shall promptly defend such claim (by counsel of its own choosing and reasonably satisfactory to the Indemnified Party) and the Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of such claim, including the settlement of the matter on the basis stipulated by the Indemnifying Party (with the Indemnifying Party being responsible for all costs and expenses of such settlement and the reasonable out-of-pocket expenses incurred by the Indemnified Party in cooperating with the Indemnifying Party), subject to the limitations on settlement described in subparagraphs (a) and (b) below. If a conflict of interest exists vis-a-vis the interests of the Indemnifying Party and the Indemnified Party, the Indemnified Party shall (i) be entitled to defend the claim, suit, or action or proceeding at the expense of, for the account of and at the risk of the Indemnifying Party;
(ii) engage counsel of its own choosing reasonably acceptable to the Indemnifying Party, and at the expense of, for the account of and at the risk of the Indemnifying Party; (iii) take reasonable steps to monitor and control the fees and costs of counsel so chosen; and (iv) keep the Indemnifying Party reasonably informed of the status of such defense, including without limitation any settlement proposals by the claimant. If the Indemnifying Party, within a reasonable time after notice of a claim, fails to defend the Indemnified Party, the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of, for the account and at the risk of Indemnifying Party. Upon the assumption by the Indemnifying Party of the defense of such claim, the Indemnifying Party may settle or compromise such claim as it sees fit; provided, however, that anything in this Section to the contrary notwithstanding:

                  (a) Consent. If there is a reasonable probability that a settlement or compromise of a claim may materially and adversely affect the Indemnified Party, the Indemnifying Party shall not so settle or compromise such claim without the consent of the Indemnified Party, which consent shall not be unreasonably withheld; and

                  (b) Counterclaim. If the facts giving rise to indemnification hereunder shall involve a possible claim by the Indemnified Party against a third party, the Indemnified Party shall have the right, at its own cost and expense, to undertake the prosecution, compromise, and settlement of such claim.



                                   ARTICLE 16.

                                  MISCELLANEOUS
                                  -------------

         16.1. Further Assurances. DACOM and Orion shall take all appropriate action and execute all documents, instruments or conveyances of any kind which may be necessary or advisable to carry out any of the provisions hereof and to consummate the transactions contemplated hereby. Orion hereby agrees that (i) the Korean National Flag and DACOM's logo shall be affixed or marked on the Orion 3 launching vehicle conspicuous from the observation decks; (ii) the name of Orion 3 in Korea shall be Orion 3/DACOM, and such name may be used in documents and marketing materials distributed in Korea; (iii) throughout the Term, DACOM shall have the exclusive right to use the Transponders for direct-to-home satellite service in Korea and Orion will not provide comparable transponders on Orion 3 to any other entity for the purpose of providing DTH service in Korea; (iv) Orion shall inform DACOM of any matters related to the construction, launch and financing of Orion 3 that would have a material adverse effect on DACOM's rights to the Transponders and Spare Transponders hereunder or delay of launch of Orion 3; and (v) Orion shall deliver to DACOM Orion's form of warrant containing the terms set forth in the letter attached hereto as Exhibit E.


         16.2. Taxes and Expenses. Each Party hereto shall bear all taxes and expenses incurred by such Party in connection with the negotiation, preparation, execution and performance of this Agreement.

         16.3. Press Releases and Public Announcements. Except as otherwise required by law or by applicable rules of any securities exchange or association of securities dealers, neither Party shall issue any press release, make any public announcement or otherwise disclose any information for the purpose of publication by any print, broadcast or other public media, relating to the transactions contemplated by this Agreement, without the prior approval of the other Party.

         16.4. Notices. All notices, demands, claims, requests, undertakings, consents, opinions and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, and in the English language, shall be given either by personal delivery or by established international courier, charges prepaid, or by facsimile transmission, and shall be deemed to have been given or made when personally delivered, when delivered to the courier company, charges prepaid, and when transmitted by facsimile, addressed to the respective parties as follows:

                  (a)      If to Orion:

                           Orion Asia Pacific Corp.
                           2440 Research Boulevard
                           Rockville, Maryland 20850
                           Attention:  Corporate Secretary
                           Fax:  301-258-3360

                           With copy to:

                           Reed Smith Shaw & McClay
                           1301 K Street, -
                           Washington, D.C. 20005
                           Attention:  Benjamin J. Griffin, Esq.
                           Fax:  202-414-9299

or to such other address as Orion may from time to time designate by notice to DACOM with respect to future notices, demands and other communications to Orion; or

                  (b)      If to DACOM:

                           DACOM Corp.
                           DACOM Building 65-228
                           3-GA, Hangang-Ro, Yongsan-Ku
                           Seoul, Korea
                           Attention:  Youn Woo Lee
                           Head of Satellite Communications Business Team
                           Fax:  82-2-220-0761

                           With copy to:

                           Bae, Kim & Lee
                           Shin-A Bldg, 39-1 Seosomun-Dong
                           Chung-Ku, Seoul, 100-752
                           Korea
                           Attention:  Suk Jin Chon, Esq.
                           Fax:  82-2-755-7676

or to such other address as DACOM may from time to time designate by notice to Orion with respect to future notices, demands and other communications to DACOM.

         Notwithstanding the foregoing, notices required under Sections 6.1, 8.4, 9.2, and 9.3 of this Agreement shall be deemed to be duly given by telephone notice, provided written confirmation is received within three (3) days thereafter.

         16.5. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties to this Agreement and their respective successors and permitted assigns, and shall not create the relationship of principal and agent, partnership or joint venture or any fiduciary relationship between DACOM and Orion.

         16.6.    Governing Law; Arbitration.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A., without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  (b) Arbitration. All disputes, controversies or differences which may arise between the Parties, out of, or in relation to, or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration in Vancouver, Canada, in accordance with the rules of the International Chamber of Commerce. The award rendered by the three arbitrators shall be final and binding upon both Parties concerned.

         16.7. Amendments and Waivers. No amendment of any provision of this Agreement, and no postponement or waiver of any such provision or of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless such amendment, postponement or waiver is in writing and signed by or on behalf of Orion and DACOM. No such amendment, postponement or waiver shall be deemed to extend to any prior or subsequent matter, whether or not similar to the subject-matter of such amendment, postponement or waiver. No failure or delay on the part of Orion or DACOM in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         16.8. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign this Agreement or any of such Party's rights, interests or obligations hereunder without the prior approval of the other Party hereto except that either Party may (a) assign any or all of its rights and interests hereunder to one or more of its affiliates or to a lender or other person providing financing to such Party, (b) designate one or more of its affiliates to perform its obligations hereunder; and (c) DACOM may assign its rights to use the Transponders or sublease such Transponders to third parties who shall be obligated to use the Transponders in accordance with this Agreement, except that in any event the assigning Party shall remain responsible for the performance, by itself or its assignee, of all of its obligations hereunder. Orion shall notify DACOM upon the occurrence of any change of control of Orion Network Systems, Inc. For purposes of the foregoing, a change of control shall mean that at least thirty percent (30%) of the voting equity of Orion Network Systems, Inc. becomes held by an individual shareholder or a control group of shareholders that are not currently controlling group shareholders of Orion Network Systems, Inc.

         16.9. Confidentiality. Each Party shall treat as confidential all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the other Party or destroy, at the request of the other Party, all tangible embodiments, including all copies thereof, of the Confidential Information which are within the possession or control of such Party. If either Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, such Party shall notify the other Party promptly of such request or requirement so that the other Party may seek an appropriate protective order or waive compliance with the provisions of this Section 16.9. If, in the absence of such a protective order or waiver, either Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else be liable for contempt, such Party may disclose such Confidential Information to such tribunal; provided, however, that the disclosing Party shall use such Party's best efforts to obtain, at the request and expense of the other Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the other Party shall designate. For purposes of this Section 16.9, "Confidential Information" means any information concerning the business and affairs of DACOM or Orion or their respective affiliates that is not already generally available to the public. The Parties recognize that Orion's filing of this Agreement, including the Exhibits hereto, with the United States Securities and Exchange Commission may be required by law. Such filing shall not be subject to or a violation of this
Section 16.9.

         16.10. Matters of Construction, Interpretation and the Like.

                  (a) Construction. Orion and DACOM have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by both Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party because of the authorship of any of the provisions of this Agreement. Any reference to any law shall be deemed also to refer to all rules, regulations, orders or decrees promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Each representation, warranty and covenant contained herein shall have independent significance. If either Party breaches in any respect any representation, warranty, covenant or other obligation contained herein or created hereby, the fact that there exists another representation, warranty covenant or obligation relating to the same subject matter (regardless of the relative levels of specificity) which has not been breached shall not detract from or mitigate the consequences of such breach. The Exhibits specified in this Agreement are incorporated herein by reference and made a part hereof. The article and section headings hereof are for convenience only and shall not affect the meaning or interpretation of this Agreement. All representations and warranties in this Agreement shall survive for the duration of the Term. The English language version of this Agreement is controlling.

                  (b) Severability. The invalidity or unenforceability of one or more of the provisions of this Agreement in any situation in any jurisdiction shall not affect the validity or enforceability of any other provision hereof or the validity or enforceability of the offending provision in any other situation or jurisdiction.

                  (c) Entire Agreement; Counterparts. This Agreement (and the other documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.







                                    / / / / /

         16.11. Compliance. The Parties acknowledge that their participation in matters specified herein shall be subject to applicable laws, rules and regulations, including those affecting technology transfer and export controls.

         16.12. Registration. DACOM reserves the right, at its expense, to register this Agreement in any jurisdiction.


         WITNESS the due execution hereof as of the day and year first above written.


ORION ASIA PACIFIC CORP.                    DACOM CORP.



By:           /s/                           By:          /s/
     --------------------------                 -------------------------------
     W. Neil Bauer                              Kwak, Chi-Young
     Chief Executive Officer                    Senior Executive Vice President

Date:                                       Date:
      -------------------------                   -----------------------------

                                    EXHIBIT A





                                                      Confidential Treatment has
                                                      been requested for this
                                                      entire exhibit.




                             ORION ACCESS PROCEDURES

                                   EXHIBIT A

                               Access Procedures

                                    for the

                             Orion Satellite System

                                  Version: 1.2
                                11 November 1996

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PAGES 33 TO 33 OF THIS DOCUMENT.

                                    CONTENTS



SECTION                                                                    PAGE
--------------------------------------------------------------------------------

1.0  INTRODUCTION..............................................................1
2.0  SUMMARY OF PROCEDURES TO ACCESS ORION SATELLITES..........................2
3.0  ORION'S RESPONSIBILITIES..................................................3
  3.1  Transmission Plan.......................................................3
  3.2  Telephone Contact and Coordintion.......................................4
4.0  RESPONSIBILITIES OF ALL SATELLITE USERS...................................4
  4.1  Obtain Contract via Orion Satellite Services Sales......................5
  4.2  Schedule Occasional-Use Access via Orion Satellite Services
       Scheduling Office.......................................................5
  4.3  Identify Person Responsible for Uplink..................................5
  4.4  Complete and Forward the Earth Station Description Forms to Orion.......5
  4.5  Perform Initial Earth Station Performance Verification..................6
  4.6  Contact Orion Operations Center when Ready to Initiate Circuit..........7
  4.7  Maintain a Log of Transmitted Signals...................................7
  4.8  Notify Orion Operations Center prior to Cessation of Transmission.......7
  4.9  Retesting Earth Station Performance.....................................8
  4.10 Fault Isolation.........................................................8
  4.11 Cessation of Transmissio for Anomalous Conditions.......................8

APPENDIX 1:  DEFINITIONS.....................................................1-1
APPENDIX 2:  EARTH STATION PERFORMANCE REQUIREMENTS..........................2.1
  1.0  Scope.................................................................2-1
  1.1  Mandatory and Recommended Standards...................................2.1
  1.2  Requirements 7 Recommendations for RF Parameters......................2-2
  1.3  Frequency Band........................................................2-2
  1.4  Frequency Resolution..................................................2-2
  1.5  Polarization Angle Steerability.......................................2-2
  1.6  Transmit Cross Polarization Isolation.................................2.3
  1.7  Receive Cross Polariztion Isolation...................................2-3
  1.8  Maximum Emission Levels Outside Allocated Bandwidth...................2-3
  1.9  EIRP Stability and Control............................................2-3
  1.10 Earth Station Transmitter Termination.................................2-4
  1.11 Uplink Power Limits...................................................2-5
  1.12 Antenna Transmit Co-Polarized Sidelobe Pattern........................2-5
  1.13 Antenna Transmit Cross-Polarized Sidelobe Pattern.....................2-6
  1.14 Antenna Receive Co-Polarized Sidelobe Pattern.........................2-7
  1.15 Antenna Receive Cross-Polarized Sidelobe Pattern......................2-8
  1.16 Pointing Stability....................................................2-8
  1.17 Local Control and Monitoring..........................................2-8
APPENDIX 3:  EARTH STATION DESCRIPTION FORMS.................................3-1
APPENDIX 4:  SPECIFIC STEPS FOR CUSTOMERS ACCESSING THE ORION SATELLITE
             SYSTEM..........................................................4-1

--------------------------------------------------------------------------------
                                    Page iii

       Summary...............................................................4-1
       Steps Prior to Access.................................................4-1
       Steps to Access the Orion Satellite System............................4-2











--------------------------------------------------------------------------------
                                    Page iv

                                    EXHIBIT B











                     TRANSPONDER PERFORMANCE SPECIFICATIONS

                                    EXHIBIT B

                               ORION ASIA PACIFIC

                            TECHNICAL SPECIFICATION

                                      FOR

                               DACOM DTH PAYLOAD






                                    Issue 2.2
                           Revised: November 11, 1996





Signed:  /s/                      Date:
On Behalf of Orion Satellite Corporation


Signed: /s/                       Date:
On Behalf of DACOM Corporation

                                    EXHIBIT C









                              FORM LETTER OF CREDIT

                      IRREVOCABLE STANDBY LETTER OF CREDIT





                                             ISSUANCE DATE:
                                             CREDIT NUMBER:








Dear Sirs:

      1. [Name of issuing Bank] (the "Bank") hereby establishes, in your favor, at the request and for the account of __________________________, a _____________________ corporation at [Address] (the "Paying Party"), the Bank's IRREVOCABLE STANDBY LETTER OF CREDIT NO. __ (this "Letter of Credit), in an amount not to exceed _____________________ United States Dollars (___________
USD) (such  amount,  as it may be reduced from time to time in  accordance  with
Section 3 hereof, being called the "Maximum Drawing Amount"). This Letter of Credit is being issued pursuant to the JOINT INVESTMENT AGREEMENT dated as of November 11, 1996 (the "Agreement"), between DACOM CORP. and ORION ASIA PACIFIC CORP. This Letter of Credit is effective immediately and will expire at 4:00 p.m., _______ time, on the earlier of (a) the date (the "Surrender Date") upon which ____________ presents to the Bank a certificate in the form of Annex A hereto or (b) __________________________________________________ (the "Expiry
Date") (the earlier of the Surrender Date or the Expiry Date being referred to herein as the "Termination Date").

      2. The Bank hereby irrevocably authorizes __________ to draw on the Bank, in accordance with the terms and conditions hereinafter set forth, an amount not in excess of the Maximum Drawing Amount on the date of such drawing (the "Date of Drawing").

      3. The Maximum Drawing Amount shall be modified from time to time as follows:

          (a) upon payment by the Bank of a drawing hereunder, the Maximum Drawing Amount applicable to each Date of Drawing subsequent to such payment but prior to the first day after the next succeeding Modification Date (as hereinafter defined) shall be automatically reduced by an amount equal to the amount of the drawing so paid.

      4. Funds under this Letter of Credit are available to ___________ against presentation of a draft of _____ in the form of Annex B hereto and a certificate signed by ____________ in the form of Annex C hereto. Each such draft and certificate shall be dated the date of presentation and shall be presented at the Bank's office at [beneficiary's country] (telecopy No. ___________). The Bank agrees that, so long as this Letter of Credit is in effect, it will maintain an office in, or an arrangement reasonably satisfactory to ___________ with a paying bank having an office in [beneficiary's country] where such presentation may be made. The aforesaid drafts and certificates shall have all blanks appropriately completed, shall be signed by a person purporting to be an authorized officer of _____________ and shall be either in the form of a letter or a communication by telecopier delivered to the Bank. Any communication by telecopier pursuant to which a drawing is made hereunder shall be promptly confirmed to the Bank in writing.

      5. The Bank hereby agrees that all drafts drawn under the terms of this Letter of Credit will be duly honored by the Bank upon delivery, or transmission by telecopier (promptly confirmed in writing), of the draft and the certificate as specified in Section 2 and if presented (by such delivery or transmission) at our aforesaid office on or before 4:00 p.m., ______ time, on the Termination Date. If a drawing is made by _______ hereunder at or prior to 11:00 a.m., _____ time, on a Business Day (as hereinafter defined), and provided that such draft and certificate presented in connection therewith conform to the terms and conditions hereof, payment shall be made of the amount specified in immediately available funds not later than 3:00 p.m., ____________ time, on the same Business Day. If a drawing is made by __________________ hereunder after 11:00 a.m., ____________ time, and provided that such draft and certificate presented in connection therewith conform to the terms and conditions hereof, payment shall be made of the amount specified in immediately available funds not later than ____________ p.m., __________ time, on the next succeeding Business Day. Payment under this Letter of Credit shall be by wire transfer of immediately available funds to the account specified in the the draft. As used in this Letter of Credit, "Business Day" shall mean any day, other than a Saturday, Sunday or other day on which commercial banks in ______________, __________ are authorized by law to close.

      6. Upon receipt of a draft and certificate which are not in conformity with terms and conditions of this Letter of Credit, the Bank will promptly (and in any event within one Business Day of such receipt) notify ___________ of such nonconformity and the reason therefor.

      7.  Multiple drawings may be made hereunder.

      8. Only ____________ may make drawings under this Letter of Credit. Upon payments as provided in Section 5 of the amount specified in a draft hereunder, the Bank shall be fully discharged of its obligation under this Letter of Credit with respect to such draft.

      9. Should the Expiry Date be a date prior to the time in which [payments] [refunds] covered by this Letter of Credit could potentially be due from the Paying Party under the Agreement, then at least 30 days prior to the Expiry Date, this Letter of Credit shall be replaced with a substitute Letter of Credit in an equal Maximum Drawing Amount. If it is not so replaced, then ____________ may draw upon this Letter of Credit in full.

      10. To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits

(revision effective October 1, 1984) International Chamber of Commerce Publication No. 400. Communications with respect to this Letter of Credit shall be in writing or shall be transmitted by telecopier (promptly confirmed in writing) and shall be addressed to the Bank at ___________________________ (telecopy No. ______________) and shall specifically refer to the number of this Letter of Credit.

      11. Any drawing under this Letter of Credit will be paid from the general funds of the Bank and not directly or indirectly from funds or collateral deposited with or for the account of the Bank by or on behalf of the Paying Party, or pledged with or for the account of the Bank will seek reimbursement for payments made pursuant to a drawing under this Letter of Credit only after such payments have been made.

      12. This Letter of Credit sets forth in full the Bank's undertaking, and such undertaking shall not in anyway be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only Annexes A, B and C, and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as set forth above.

                                   Very truly yours,

                                   [ISSUING BANK]




                                   By:_____________________________________
                                       [Title]

                                                                         ANNEX A




[ISSUING BANK]
[ADDRESS]

Attention:



Dear Sirs:

      Reference is made to that certain IRREVOCABLE STANDBY LETTER OF CREDIT bearing Letter of Credit No. __________ dated [Date of Issuance], which has been established by you in favor of ___________________________________________.

      The undersigned, a duly authorized representative of _____________, hereby surrenders the Letter of Credit for immediate cancellation on behalf of
__________________.

      The Letter or Credit is returned herewith and we request that you cancel the Letter of Credit as of the date hereof.

      Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Letter of Credit.



                                   _____________________________



                                   By:____________________________________
                                      [Name and Title of Authorized
                                       Representative of _____________]

                                                                         ANNEX B



                                                  [Place]
                                                  [Date]



ON [Business Day of presentation if presented before ll:00 a.m. (_______ time); next Business Day if presented after 11:00 a.m.]



PAY TO: ________________________________          US$[not to exceed the
                                                    Maximum Drawing Amount]
                                                  DOLLARS



          [Insert wire instructions]



FOR VALUE RECEIVED AND CHARGE TO ACCOUNT OF LETTER OF CREDIT
NO. _________ OF ___________________________________

          [Issuing Bank]
          [Address]



                                           ________________________



                                           By:___________________________
                                              [Name and Title of Authorized
                                                Representative of _____________]

                                                                         ANNEX C



                            CERTIFICATE FOR DRAWING



                The undersigned, a duly authorized representative of __________________, as a beneficiary under that certain IRREVOCABLE STANDBY LETTER OF CREDIT No. ___________________, dated [the Date of Issuance], established by [Issuing Bank] (the "Bank") (the "Letter of Credit"), hereby certifies as follows:

      1. A payment in the amount of US$ _________________________required to be made to _________________________by the Paying Party pursuant to the Agreement is overdue.

      2. The aggregate amount of the accompanying draft does not exceed the Maximum Drawing Amount.

          Capitalized Terms used herein and not otherwise defined herein shall have the meaning given to them in the Letter of Credit.

          IN WITNESS WHEREOF, each of the undersigned has executed this Certificate as of [Date].



                                             ____________________________




                                             By:________________________________
                                                [Name and Title of Authorized
                                                 Representative]

                                    EXHIBIT D









                           OPERATIONAL REPORT ELEMENTS

                                    EXHIBIT D

                           Operational Report Elements

The following reports will be provided on a quarterly basis by ORION.

1)       Health status of the satellite.

               o    Overall  health of the satellite.

               o    Number,  frequency and type of maneuvers.

               o    Status  of  major  subsystems.

               o    Number  and  type of configuration changes.

               o    Fuel state and calculated life expectancy.

               o    Predicted events - eclipses; solar lunar and terrestrial.

               o    Unusual events or anomalies.

               o    Current power bus margins.


2)       Status of the DACOM payload.

               o    Transponder status.

               o    TWT status.

               o    Receiver status.

               o    Status of spare equipment.

               o    Number and type of configuration changes.

                                    EXHIBIT E









                             LETTER RE ORION WARRANT

The portions of this Exhibit for which confidential treatment has been requested are marked by brackets ([ ]). In addition, an asterisk (*) appears in the right hand margin of each paragraph in which confidential information is included.


[GRAPHIC OMITTED]
     ORION
     Network Systems, Inc.

                                           November 11, 1996



Mr. Chi-Young Kwak
Senior Executive Vice President
DACOM Corporation
140-716 DACOM Bldg. 65-228, 3GA
Hangang-Ro, Yongsan-Ku
Seoul, Korea

Dear Mr. Kwak:

     In the spirit of cooperation between Orion and Dacom and the execution of the Joint Investment Agreement between our companies, Orion intends, subject to its Board of Directors' approval, to issue a Warrant to Dacom Corporation. This Warrant will entitle Dacom to purchase up to 50,000 shares of Orion Network Systems, Inc. common stock at a price of $14.00 per share. The Warrant will be exercisable for a six (6) month period beginning six (6) months after the Commencement Date, as defined in the Joint Investment Agreement, and ending one
(1) year after Commencement Date and will terminate at that time or at any time the Joint Investment Agreement is terminated.

      We look forward to a successful and rewarding relationship for both companies.

                                             Yours truly,



                                             /s/ W. Neil Bauer

                                             W. Neil Bauer
                                             President & CEO


2440 Research Blvd., Suite 400 Rockville, MD 20850 (301) 258-8101

                                                     November 11, 1996



        Mr. Youn Woo Lee
        Managing Director,
        Satellite Communication Business Team
        DACOM Corporation
        140-013 Sungji Bldg.
        40-712, 3-Ga, Hangang-Ro
        Yongsan-Ku,
        Seoul, Korea


                           Ref:  Joint Investment Agreement

        Dear Mr. Lee

        As you are aware, today DACOM and Orion Asia Pacific entered into the Joint Investment Agreement for certain specific transponders on the Orion 3 satellite for a period of 13 years. There is some possibility that the Orion 3 lifetime may be extended to one or perhaps two additional years. Therefore, I wish to extend to DACOM the opportunity to acquire the use of the DACOM transponders covered by the Joint Investment Agreement ( the "Agreement") under certain circumstances set forth herein.

        If Orion determines to operate Orion 3 for a year longer than the Term of the Joint Investment Agreement ( the "First Extended Term"), it shall so notify DACOM at least fourteen (14) months prior to the end of the Term of the Agreement. DACOM shall have an option to continue to use the Transponders for the First Extended Term; provided that not later than twelve (12) months prior to the end of the Term, DACOM shall notify Orion of its election to use all the Transponders then operating in accordance with the Technical Specifications, for the First Extended Term. Ninety (90) days after such notice DACOM shall pay to Orion a cash sum equal to the number of said operating Transponders times _______________________________ ____________________________. If, at any
        time during the twelve (12) month period of the first Extended Term, any of the Transponders for which DACOM has paid becomes a Transponder Failure and cannot be restored, Orion shall refund to DACOM the amount of ____________________ __________________________________________ times the number of quarters (three (3) month periods) then remaining in the First Extended Term, and DACOM shall surrender the failed Transponder to Orion.

        If Orion determines to operate Orion 3 for a year longer than the First Extended Term, (the "Second Extended Term"), Orion shall notify DACOM not later than ten (10) days prior to the end of the Term. Not later than the first day of the First Extended Term, DACOM shall notify Orion of its election to use all the Transponders then operating in accordance with the Technical Specifications, for the period of Second Extended Term. Ninety (90) days after such notice DACOM shall pay to Orion a cash sum equal to the number of said operating Transponders times __________________________ ______________________________. If, at any time during the Second
        Extended Term, any of the Transponders for which DACOM has paid becomes a Transponder Failure and cannot be restored, Orion shall refund to DACOM the amount of ____________________________________
        ___________________ times the number of quarters (three (3) month periods) then remaining in the Second Extended Term, and DACOM shall surrender the failed Transponder to Orion.

        If DACOM does not provide the notices and pay the amounts set forth hereinabove Orion shall be relieved of any obligation to permit DACOM to use the Transponders and Spare Transponders for the applicable Extended Term.

        If you have any questions regarding the foregoing, please do not hesitate calling. If you concur in the proposed arrangement, please execute a copy of this letter in the space provided.


                                   Sincerely,




                                   Hans Giner
                                   President
                                   Orion Asia Pacific



        I accept the foregoing:

        November 11, 1996
        DACOM Corporation


        By _________________
             Lee, Youn Woo
             Managing Director,
             Satellite Communication Business Team